Exhibit (a)(1)(x)
Form of Notice of Withdrawal
METLIFE, INC.
Offer to Exchange
29,243,539 Shares of Class B Common Stock of
REINSURANCE GROUP OF AMERICA, INCORPORATED
which are owned by MetLife, Inc. for
Outstanding Shares of Common Stock of
METLIFE, INC.
THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00
MIDNIGHT, NEW YORK CITY TIME, ON SEPTEMBER 11, 2008 UNLESS THE
EXCHANGE OFFER IS EXTENDED OR TERMINATED. SHARES TENDERED
PURSUANT TO THE EXCHANGE OFFER MAY BE WITHDRAWN AT ANY TIME
PRIOR TO THE EXPIRATION OF THE EXCHANGE OFFER.
     The undersigned acknowledges receipt of the Offer to Exchange dated August 11, 2008 of MetLife, Inc. (“MetLife”), a Delaware corporation, for the offer to exchange 29,243,539 shares of class B common stock, par value $0.01 per share (the “RGA class B common stock”), of Reinsurance Group of America, Incorporated (“RGA”), a Missouri corporation, for outstanding shares of MetLife common stock, par value $0.01 per share (“MetLife common stock”), that are validly tendered and not properly withdrawn in the exchange offer. All withdrawals of shares of MetLife common stock previously tendered in the exchange offer must comply with the procedures described in the Offer to Exchange under ‘‘The Exchange Offer—Withdrawal Rights.”
     The undersigned has identified in the table below the shares that it is withdrawing from the exchange offer:

MetLife Common Stock
Certificated Shares		Direct Registration Shares
Share Certificate Number(s)	Number of Shares to be Withdrawn and Date(s) such Shares Were Tendered	Number of Shares to be such Withdrawn and Date(s) such Shares Were Tendered

TOTAL NUMBER OF SHARES OF COMMON STOCK WITHDRAWN

*	If any shares of MetLife common stock were tendered through The Depository Trust Company (“DTC”), please provide the DTC Participant Number. This form should only be used for withdrawals of shares delivered through DTC if the undersigned needs to withdraw shares on the final day of the exchange offer and withdrawal through DTC is no longer available. Otherwise, the DTC form of withdrawal should be used for such shares.

You may transmit this Notice of Withdrawal to the exchange agent of the exchange offer, BNY Mellon Shareowner Services, by facsimile transmission at (201) 680-4630 and confirm the receipt of such facsimile transmission at (201) 680-4860. Alternatively, you may mail this Notice of Withdrawal to the exchange agent at the following address: BNY Mellon Shareowner Services, P.O. Box 3354, South Hackensack, New Jersey, 07606-3354.
This Notice of Withdrawal must be signed below by the registered holder(s) of the shares of MetLife common stock tendered as its or their names appear on the certificate(s) or on a security position listing or by person(s) authorized to become registered holder(s) by endorsements and documents transmitted with the Letter of Transmittal used to tender such shares. If signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, please set forth the full title of such persons.

Name of Firm/Individual:

Account Number(s):

Signature(s):

Capacity (full title):

Address (including Zip Code):

Area Code and Telephone Number:

Tax Identification or Social Security No.:

Dated:                                         , 2008

DTC Participant Number (applicable for shares tendered through DTC only):

     MetLife will determine all questions as to the validity, form and eligibility (including time of receipt) of any Notice of Withdrawal in its sole discretion. None of MetLife, the co-dealer managers, the exchange agent, the information agent, RGA or any other person is under any duty to give notice of any defects or irregularities in any Notice of Withdrawal and none of them will incur any liability for failure to give any such notice.